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                              CERTIFICATE OF TRUST

                         OF PECO ENERGY CAPITAL TRUST II



                  THIS Certificate of Trust of PECO Energy Capital Trust II (the "Trust"), dated as of May 20, 1997, is being duly executed and filed by First Union Trust Company, National Association, a national association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et. seq.).

                  1. Name. The name of the business trust formed hereby is PECO Energy Capital Trust II.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Union Trust Company, National Association, 920 King Street, First Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                              FIRST UNION TRUST COMPANY, NATIONAL
                              ASSOCIATION


                              By: /s/ Edward L. Truitt, Jr.
                                  -------------------------------------
                                       Name:  Edward L. Truitt, Jr.
                                       Title: Assistant Vice President